Exhibit 99.1

ABIOMED ANNOUNCES THIRD QUARTER FISCAL 2014 RECORD REVENUE OF $46.2

MILLION, UP 21% OVER THE PRIOR YEAR

- Abiomed Receives Approval in China for Impella 2.5, Impella 5.0 and MPC

DANVERS, Mass. — January 30, 2014 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported third quarter fiscal 2014 revenue of $46.2 million, up 21% compared to revenue of $38.3 million in the same period of fiscal 2013, and a third quarter fiscal 2014 GAAP net income of $4.4 million, or $0.11 per diluted share, compared to $2.7 million, or $0.07 per diluted share, in the prior year period.

Financial and operating highlights during the third quarter of fiscal 2014 and fiscal year to date include:

•	Fiscal third quarter worldwide Impella® revenue totaled $42.0 million, an increase of 25% compared to revenue of $33.5 million during the same period of the prior year. U.S. Impella revenue grew 21% to $37.7 million from $31.1 million in the prior year.

•	An additional 31 hospitals purchased Impella 2.5 during the quarter, bringing the total to 836 customer sites. As part of Abiomed’s continued Impella CP® launch, an additional 75 hospitals purchased Impella CP, bringing the total number of Impella CP U.S. sites to 312.

•	Gross margin for the third quarter of fiscal 2014 was 79.5% compared to 78.7% in the third quarter of fiscal 2013. There were 178 Impella AIC consoles placed during the quarter compared to 149 in the same period of the prior year.

•	Income from operations for the third quarter fiscal 2014 was $4.6 million, or 10.0% of revenue compared to $2.9 million, or 7.6% of revenue in the prior year period. Operating expense in the third quarter of fiscal 2014 included $1.6 million of stock compensation expense and $0.7 million related to the Department of Justice subpoena and shareholder litigation. In the third quarter of the prior year, stock compensation expense totaled $1.9 million, and Department of Justice subpoena and shareholder litigation related expense totaled $0.8 million.

•	Cash, cash equivalents, short and long-term marketable securities totaled $107.4 million as of December 31, 2013. The Company continues to have no debt, and a U.S. federal net operating loss carry-forward of approximately $190 million as of March 31, 2013.

•	During the quarter, there were 11 clinical publications on Impella, including new results from the USpella registry published in the Journal of Interventional Cardiology, additional insights from the PROTECT II study as well as new cost-effectiveness data, both published in Catheter Cardiovascular Interventions.

•	Abiomed announced today that it has received CFDA approval in China to sell and market the Impella 2.5, Impella 5.0 and the original MPC console. Abiomed will conduct a limited launch at five to ten key hospitals in China during calendar year 2015.

“We have now grown top line revenue double digits for 17 straight quarters, year over year, achieved profitability and accumulated $107 million in cash without incurring debt,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “Abiomed is capitalizing on the opportunity to increase revenue, complete the regulatory requirements and become the new standard of care.”

FISCAL YEAR 2014 OUTLOOK

The Company is maintaining its fiscal year 2014 guidance for total revenues to be in the range of $180 million to $185 million with worldwide Impella revenues increasing approximately 20%. The Company is also maintaining its fiscal year 2014 guidance for GAAP operating margin to be in the range of approximately breakeven to 5%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, January 30, 2014, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, Vice President and Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET January 30, 2014 through 11:59 p.m. ET on February 6, 2014. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 29977730.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Aimee Genzler

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	December 31, 2013	March 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,631	$9,451
Short-term marketable securities	56,944	67,256
Accounts receivable, net	22,958	22,946
Inventories	14,819	14,930
Prepaid expenses and other current assets	2,377	2,022

Total current assets	119,729	116,605
Long-term marketable securities	27,784	11,406
Property and equipment, net	7,022	6,549
Goodwill	38,029	35,410
Other assets	801	29

Total assets	$193,365	$169,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,066	$7,696
Accrued expenses	16,015	15,162
Deferred revenue	4,354	4,198

Total current liabilities	26,435	27,056
Long-term deferred tax liability	6,234	5,554
Other long-term liabilities	239	309

Total liabilities	32,908	32,919

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	409	397
Authorized - 100,000,000 shares; Issued - 40,972,146 shares at December 31, 2013 and 39,788,383 shares at March 31, 2013;
Outstanding - 39,765,779 shares at December 31, 2013 and 38,601,384 shares at March 31, 2013
Additional paid in capital	431,754	414,810
Accumulated deficit	(254,532)	(258,261)
Treasury stock at cost - 1,206,367 shares at December 31, 2013 and 1,186,999 shares at March 31, 2013	(16,554)	(16,129)
Accumulated other comprehensive loss	(620)	(3,737)

Total stockholders’ equity	160,457	137,080

Total liabilities and stockholders’ equity	$193,365	$169,999

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Revenue:
Product revenue	$46,141	$38,112	$133,038	$114,078
Funded research and development	54	138	172	372

	46,195	38,250	133,210	114,450

Costs and expenses:
Cost of product revenue	9,458	8,130	27,208	22,770
Research and development	7,779	6,259	22,787	18,825
Selling, general and administrative	24,364	20,943	78,530	60,333
Amortization of intangible assets	—	—	—	111

	41,601	35,332	128,525	102,039

Income from operations	4,594	2,918	4,685	12,411

Other income:
Investment income, net	37	1	78	—
Other income, net	20	324	5	311

	57	325	83	311

Income before income tax provision	4,651	3,243	4,768	12,722
Income tax provision	258	559	1,039	1,450

Net income	$4,393	$2,684	$3,729	$11,272

Basic net income per share	$0.11	$0.07	$0.10	$0.29
Basic weighted average shares outstanding	39,592	39,417	39,179	39,331

Diluted net income per share	$0.11	$0.07	$0.09	$0.27
Diluted weighted average shares outstanding	41,726	40,865	41,315	41,418